Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Community Bancshares, Inc

Blountsville, Alabama

We hereby consent to the incorporation by reference in this Registration Statement of Community Bancshares, Inc. on Form S-8 pertaining to the Stock Options And Shares Of Stock Granted To Certain Employees And Directors Outside Of A Plan of our report dated March 29, 2005 relating to the consolidated financial statements of Community Bancshares, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Carr, Riggs & Ingram LLC

Montgomery, Alabama

May 25, 2005